UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     April 22, 2005

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

000-27778	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326

(Address of Principal Executive Offices)                 (Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amended Employment Agreements. On April 22, 2005, Premiere Global Services, Inc. (the “Company”) entered into amendments to employment agreements with each of Theodore P. Schrafft, President of the Company’s Conferencing & Collaboration group, and T. Lee Provow, President of the Company’s Data Communications group. The Company also entered into an amendment to the employment letter with Michael E. Havener, the Company’s Chief Financial Officer. Pursuant to these amendments, each of Messrs. Schrafft, Provow and Havener will be entitled to earn bonuses based upon performance criteria and targets established from year to year by the Compensation Committee of the Company’s Board of Directors. The target bonus for each of Messrs. Schrafft and Provow for each calendar year will be equal to one hundred percent (100%) of their respective annual base salaries for such year, with 80% of the target bonus allocated to achievement of quarterly targets (i.e., 20% per quarter) and 20% allocated to achievement of annual targets. The target bonus for Mr. Havener will be equal to fifty percent (50%) of his annual base salary for such year, subject to a sliding scale, with 80% of the target bonus allocated to achievement of cumulative quarterly targets (i.e., 20% per quarter) and 20% allocated to achievement of annual targets.

2005 Incentive Bonus Criteria. On April 22, 2005, the Compensation Committee of the Company’s Board of Directors also approved the performance criteria for annual and quarterly incentive bonus awards for 2005 to the Company’s named executive officers. One-third of the value of such awards issued to Boland T. Jones, Chief Executive Officer of the Company, Jeffrey A. Allred, President and Chief Operating Officer of the Company, and Mr. Havener will be determined with respect to the Company’s consolidated revenues, and two-thirds of such value will be determined with respect to the Company’s adjusted EBITDA (determined as operating income, as reported, before depreciation, amortization, restructuring costs, asset impairments, equity based compensation and net legal settlements and related expenses) (“Adjusted EBITDA”). Messrs. Jones and Allred may earn between 70% and 150% of their target cash and stock bonus awards applicable to each performance criteria based upon the sliding scale provided in their respective amended and restated employment agreements, as filed with the Securities and Exchange Commission on April 20, 2005. Mr. Havener may earn between 70% and 100% of his target cash bonus awards applicable to each performance criteria based upon the sliding scale provided in his employment letter, as amended.

One-third of the value of the quarterly and annual incentive bonus awards to each of Messrs. Schrafft and Provow will be determined with respect to each of the global Adjusted EBITDA and global revenues of the Company’s Conferencing & Collaboration segment and Data Communications segment, respectively, and one-third will be determined with respect to certain other cost savings criteria. Because Messrs. Schrafft’s and Provow’s performance goals are not subject to a sliding scale, they may earn either 100% or 0% of their target cash bonus awards applicable to each performance criteria.

In addition, the Compensation Committee authorized an additional annual 2005 target incentive bonus to each of Messrs. Schrafft and Provow equal to 33% of their respective base salaries for 2005. The payment of such incentive bonuses is conditioned upon the achievement of certain performance goals relating to the global Adjusted EBITDA of the Company’s Conferencing & Collaboration segment and the global revenues of the Company’s Data Communications segment, respectively, and certain other cost savings criteria.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement between Xpedite Systems, Inc. and T. Lee Provow, effective April 22, 2005.

10.2	Third Amendment to Employment Agreement between Theodore P. Schrafft and American Teleconferencing Services, Ltd., effective April 22, 2005.

10.3	Second Amendment to Employment Letter between Michael E. Havener and the Registrant, effective April 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: April 28, 2005	By:	/s/ L. Scott Askins
L. Scott Askins Senior Vice President – Legal, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement between Xpedite Systems, Inc. and T. Lee Provow, effective April 22, 2005.

10.2	Third Amendment to Employment Agreement between Theodore P. Schrafft and American Teleconferencing Services, Ltd., effective April 22, 2005.

10.3	Second Amendment to Employment Letter between Michael E. Havener and the Registrant, effective April 22, 2005.